SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 19, 2006

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 19, 2006, Metro One Telecommunications, Inc. (“Metro One”) received a Nasdaq Staff Deficiency Letter indicating that Metro One is not in compliance with the $1.00 minimum closing bid requirement set forth in Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”), and as a result Metro One’s common stock would be delisted at the opening of business on July 28, 2006, unless Metro One requests a hearing in accordance with the Nasdaq Marketplace Rules.

On July 21, 2006, Metro One received a letter from the staff of The Nasdaq Stock Market informing Metro One that it had regained compliance with the continued listing requirements because the Company’s common stock has been at $1.00 or greater for at least 10 consecutive business days. According to the Nasdaq staff letter, this matter is now closed.

On July 24, 2006, Metro One issued a press release announcing that it had received the Nasdaq staff letters. A copy of such press release is filed herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.

99.1       Press Release dated July 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2006	METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer